UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2020

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 W. 800 N.
Suite 214
Salt Lake City, Utah	84103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	None	None

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 20, 2020, ProLung, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Stockholder Meeting”). The stockholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1. Each of the following persons was elected to serve as a director until the 2022 annual meeting of the stockholders of the Company or until his successor shall have been duly elected, unless he earlier resigns or is removed:

Name of Nominee	Votes For	Withheld (Against)	Broker Non-Votes (Against)	Abstain
Don A. Patterson	1,482,224	5	33,125	208,195
Michael A. Garff	1,612,342	78,427	33,125	375

Because the Board of Directors of the Company has a staggered board, the terms of the remaining four directors had not expired as of the Annual Stockholder Meeting.

2. The proposal to ratify the appointment of MaloneBailey, LLP to serve as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2019 was approved based upon the following vote:

Votes For	1,724,269
Votes Against	Nil
Abstain/Broker Non-Vote	Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: February 27, 2020	By	/s/ Jared Bauer
Jared Bauer, Chief Executive Officer